                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
     ----------------------------------------------------------------------

         Date of Report (Date of earliest event reported): March 2,1998


                        BRIDGESTREET ACCOMMODATIONS, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)


          DELAWARE                     000-22843                  04-3327773
          --------                     ---------                  ----------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

    30670 BAINBRIDGE ROAD, SOLON, OH                                44139
    --------------------------------                                -----
(Address of principal executive offices)                          (Zip Code)

    Registrant's telephone number, including area code:     (440) 248-3005


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)

THIS FORM 8-K HAS BEEN AMENDED TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE INITIAL REPORT ON FORM 8-K FILED ON MARCH 17, 1998.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:


On March 2, 1998, BridgeStreet Accommodations, Inc. (the "Company") completed the acquisition of all the issued and outstanding capital stock of Global Travel Apartments, Inc. ("Global Travel"), a privately held corporation that provides corporate lodging services in Toronto and surrounding areas. The transaction consisted of the issuance of 139,160 shares of the stock of a Canadian subsidiary that is exchangeable for an equal number of shares of the Company's Common Stock and the payment of $2.1 million in cash.

The cash portion of the purchase price was funded from the borrowings under the Company's revolving credit agreement. The purchase price paid by the Company in connection with the acquisition was determined as the result of negotiations between the Company and Global Travel.

Global Travel was founded in 1977 and provides both short and long term living accommodations primarily to large corporations. Global Travel currently leases and manages approximately 450 apartment units throughout Toronto and surrounding areas.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Owners of
Global Travel Apartments, Inc.:

We have audited the accompanying balance sheet of Global Travel Apartments, Inc. (an Ontario, Canada corporation) as of February 28, 1998 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Travel Apartments, Inc. as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Cleveland, Ohio,
April 17, 1998.

                          GLOBAL TRAVEL APARTMENTS INC.
                                  BALANCE SHEET
                                FEBRUARY 28, 1998


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                     $   369,871
   Accounts receivable, less allowance for doubtful accounts
     of $16,928                                                      247,068
   Prepaid rent                                                      249,491
   Due from property owners                                           10,171
   Other                                                              16,048
                                                                 -----------

        Total current assets                                         892,649

LAND, PROPERTY AND EQUIPMENT, net (Note 4)                           977,271
                                                                 -----------

                                                                 $ 1,869,920
                                                                 ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
   Current portion of notes payable (Note 5)                     $    49,572
   Current portion of capital lease obligation (Note 6)               47,783
   Accounts payable and accrued liabilities                          224,763
   Bonuses payable                                                   151,284
   Preferred Share Redemption payable (Note 8)                       381,892
   Customer deposits                                                 350,298
   Due to owners of properties under management contract              23,427
                                                                 -----------

        Total current liabilities                                  1,229,019
                                                                 -----------

NOTES PAYABLE (Note 5)                                                55,073
                                                                 -----------

OBLIGATION UNDER CAPITAL LEASES (Note 6)                             132,501
                                                                 -----------

MORTGAGES PAYABLE (Note 7)                                           443,887
                                                                 -----------


SHAREHOLDERS' EQUITY
   Capital stock (Note 8)                                                 81
   Translation adjustment                                             (1,934)
   Retained Earnings                                                  11,293
                                                                 -----------

                                                                       9,440
                                                                 -----------

                                                                 $ 1,869,920
                                                                 ===========

       The accompanying notes are an integral part of this balance sheet.

                          GLOBAL TRAVEL APARTMENTS INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1998



REVENUES                                                              $8,558,522

EXPENSES
   Cost of rentals                                                     6,388,686
   Selling, general and administrative expenses                        1,773,661
   Depreciation                                                          157,392
                                                                      ----------
                                                                       8,319,739
                                                                      ----------

NET INCOME                                                            $  238,783
                                                                      ==========














    The accompanying notes are an integral part of this financial statement.

                          GLOBAL TRAVEL APARTMENTS INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1998


                               Common       Preferred      Translation    Retained
                               Stock          Stock         Adjustment    Earnings     Total
                               -----          -----         ----------    --------     -----
BALANCE, February 28, 1997     $   81       $ 41,469                --     $ 424,736   $ 466,286

Net income                         --             --                --       238,783     238,783

Dividends                          --             --                --       (55,560)    (55,560)

Redemption of preferred shares     --        (41,469)               --      (596,666)   (638,135)

Foreign currency translation       --             --          $(1,934)            --      (1,934)
         adjustment
                               ------       ---------         --------     ----------  ----------
BALANCE, February 28, 1998     $   81             --          $(1,934)     $  11,293   $   9,440
                               ======       =========         ========     =========   =========




    The accompanying notes are an integral part of this financial statement.

                          GLOBAL TRAVEL APARTMENTS INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED FEBRUARY 28, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                $   238,783

     Adjustments to reconcile net income to net cash provided by operating activities
       Depreciation                                                                 96,175
       Write down of capital assets                                                 61,217
     Change in operating assets and liabilities
       Increase in accounts receivable                                             (27,425)
       Decrease in Advances                                                        117,089
       Decrease in due from property owners                                         48,382
       Increase in prepaids & other                                                (38,341)
       Increase in accounts payable and accruals                                   588,873
       Increase in customer deposits                                                79,026
                                                                               -----------

                  Net cash provided by operating activities                      1,163,779
                                                                               -----------

   CASH FLOWS FROM INVESTING ACTIVITIES
     Fixed asset additions                                                        (323,706)
                                                                               -----------

                  Net cash used for investing activites                           (323,706)
                                                                               -----------


   CASH FLOWS FROM FINANCING ACTIVITIES
     Redemption of Class A preferred shares                                       (638,135)
     Mortgage principal repayment                                                 (134,954)
     Increase in notes payable                                                      53,470
     Dividends                                                                     (55,560)
     Obligations under capital leases                                              180,284
                                                                               -----------

                  Net cash used for financing activities                          (594,895)
                                                                               -----------


INCREASE IN CASH AND CASH EQUIVALENTS                                              245,178

CASH AND CASH EQUIVALENTS, beginning of year                                       124,693

                                                                               -----------
CASH AND CASH EQUIVALENTS, end of year                                         $   369,871
                                                                               ===========

    The accompanying notes are an integral part of this financial statement.

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998



1.     BUSINESS AND ORGANIZATION

       The accompanying financial statements include the accounts of Global Travel Apartments Inc. The Company is a successor corporation to a company founded in 1977, and provides fully furnished apartments, townhouses and condominiums (collectively, "accommodations") to individuals in need of flexible accommodations. The Company has an office in Toronto, Ontario, Canada.

2.     BASIS OF PRESENTATION:

       The accompanying statements present: (1) the assets and liabilities as of February 28, 1998 of Global Travel Apartments, Inc. (the Company) that were acquired and assumed by BridgeStreet Accommodations, Inc. (the Parent) on March 2, 1998, effective March 1, 1998 and (2) the statements of operations, shareholders' equity and cash flows of the Company for the year ended February 28, 1998. These statements have been prepared solely as a result of the requirements of Section 3.05 of Regulation S-X of the Securities and Exchange Commission (SEC), for filing by the Company as part of the SEC Form 8-K reporting the acquisition of the subject assets.

       The accompanying statements are prepared on the historical cost basis to the Company and do not reflect any adjustments which may occur as a result of the allocation of the purchase price by the Parent to the assets acquired and liabilities assumed.

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The fair market value of the Company's financial instruments approximates their financial statement carrying value at February 28, 1998.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost less accumulated depreciation. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recorded in the statement of operations. Depreciation is determined using the straight-line method for financial reporting purposes over the estimated useful lives of the respective assets. Estimated useful lives are as follows:

                                                                 Estimated
       Asset Classification                                     Useful Life
       --------------------                                     -----------

       Computer equipment                                        3 Years
       Office furniture and equipment                            5 Years
       Furniture in rental units                                 5 Years
       Buildings                                                20 Years

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PROPERTY AND EQUIPMENT (CONTINUED)

       Repairs and maintenance are charged to expense as incurred. General and administrative costs associated with the opening of new rental units are expensed as incurred.

       CONCENTRATION OF CREDIT RISK

       Concentration of credit risk is limited to accounts receivable. The Company does not require collateral or other security to support their receivables. The Company conducts periodic reviews of its clients' financial condition and payment practices to minimize collection risks on accounts receivable.

       INVENTORY

       Inventory to furnish new units, including linen, glassware, silverware, utensils and minor appliances, is expensed as incurred.

       ACCOMMODATION AND FURNITURE LEASES

       The Company leases substantially all of its accommodations on a short-term basis with lease terms ranging from three months to one year. Furniture for the accommodations is leased on two to three year contracts from a single furniture rental company.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION

       Short Term Serviced Accommodation - Revenues are recognized on a pro rata basis over the term of the lease with the guest.

       Estate Agency/Relocation Services - Commissions are recognized at the time of the booking of the unit.

       Corporate Lease Management - Revenues are recognized on a pro rata basis over the term of the management agreement.

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PREPAID RENT

       The partnership records cash payments to landlords in advance of the relevant rental period as prepayments and recognizes these amounts as costs on a pro rata basis over the length of this period.

       CURRENCY TRANSLATION

       The financial statements of the partnership are prepared in Canadian dollars, the balance sheet has been translated into U.S. dollars using the exchange rate at year end, and the income statement has been translated using the average rate for the year.


4.     LAND; PROPERTY AND EQUIPMENT

       Land, Property and equipment, consist of the following:


       Land                                                    $  140,749
       Buildings                                                  461,561
       Computer equipment                                         151,056
       Furniture and equipment                                    206,482
       Furniture and equipment under capital lease                196,381
       Leasehold Improvements                                       4,550
                                                               ----------

       Total property and equipment                             1,160,779
       Less - accumulated depreciation                            183,508
                                                               ----------
       Land, Property and equipment, net                       $  977,271
                                                               ==========


5.     NOTES PAYABLE
       Bank note payable in equal
       monthly installments of $2,536                          $   71,020
       plus interest at 7.95% until
       April 30, 2000, secured by computer
       hardware and software referred to in Note 4.

       Bank note payable in equal
       monthly installments of $562                                 7,883
       plus interest at prime plus 2.5%
       until April 30, 1999

       Bank note payable in equal
       monthly installments of $375                                 7,304
       plus interest at prime plus 1%
       until September 30, 1999

       Bank note payable in equal
       monthly installments of $658                                18,438
       plus interest at prime plus 2.5%
       until June 30, 2000
                                                               ----------
                                                                  104,645
                                        Less: Current portion      49,572
                                                               ----------
                                            Long term          $   55,073
                                                               ==========

Future maturities of notes payable are as follows:
                    Fiscal year ended
                         1999           $ 49,572
                         2000             42,077
                         2001             12,996
                                        --------
                                        $104,645
                                        ========

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998

6.     LEASE COMMITMENTS

       OBLIGATIONS UNDER OPERATING LEASES

       The Company leases administrative offices through June 15, 2000. The Company also leases furniture, with terms varying from two to three years and apartments with terms varying from one to five years. Total rent expense for the year was $5,955,226. Minimum future rental payments on noncancelable leases at February 28, 1998 are as follows:


       1999                                                    $3,216,000
       2000                                                     1,435,000
       2001                                                     1,079,000
       2002                                                     1,005,000
       2003                                                       306,000
                                                               ----------

                                                               $7,041,000
                                                               ==========

       OBLIGATIONS UNDER CAPITAL LEASES

       During the year, the Company entered into capital lease agreements for furniture and fixtures. The leases incorporate an interest rate of approximately 8% and expire in 2003. The lease agreements require the following minimum future payments:


       1999                                                      $ 47,783
       2000                                                        47,783
       2001                                                        47,783
       2002                                                        47,783
       2003                                                        14,664
                                                                 --------

                                                                  205,796
       Less: Imputed interest                                      25,512
                                                                 --------

       Principal portion of obligations under capital lease       180,284
       Less: Current portion                                       47,783
                                                                 --------

       Non-current portion                                       $132,501
                                                                 ========


7.     MORTGAGES PAYABLE

       The mortgages are payable on the land and buildings referred to in Note
       4. The mortgages bear interest at the rate of 6.8% per annum and are repayable in blended monthly payments of principal and interest in the amount of $3,208. The mortgages and related property were transferred to a related party subsequent to year end.

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998


8.     CAPITAL STOCK

       Authorized
         Unlimited   Class A common shares, non-voting
         Unlimited   Class B common shares, voting
         Unlimited   Class C common shares, voting
         Unlimited   Class A redeemable preferred shares, non-voting
         Unlimited   Class B redeemable preferred shares, non-voting
         Unlimited   Class C redeemable and retractable preferred
                     shares, non-voting
       Issued
               100   Class A common shares                               $   7
               100   Class B common shares                                  74
                                                                         -----
                                                                         $  81
                                                                         =====

       During the year, the Company declared and paid dividends of $55,560 on the Class A Common Shares.

       In addition, the Company declared the redemption of 708 Class A preference shares for $596,691 and 59,000 Class C preference shares for $41,444.

       $256,243 of the total declared redemptions were paid in cash before year end, and the balance was paid subsequent to year end and is included in preferred share redemption payable in the accompanying balance sheet.

9.     RELATED PARTY TRANSACTIONS

       The Company had the following transactions with related parties:

       (a)    The Apartment Maid Service Inc. ("TAMSI")

              TAMSI is owned by a family member of a shareholder of the Company and provides the Company with housekeeping and maintenance services in its rental units. Purchases for the year ended February 28, 1998 total $487,000. Accounts payable to TAMSI at February 28, 1998 amount to $600.

       (b)    Novitherm

              Novitherm is controlled by a shareholder of the Company.

              The Company had advances to Novitherm totaling $155,000, which were written off at February 28, 1998. The write-off of this balance is included in selling, general and administrative expenses in the accompanying statement of operations.

10.    INCOME TAXES

       The Company is a Canadian controlled private corporation and is subject to Canadian income taxes.

       The Company had non-capital loss carryforwards available at February 28, 1998 which were sufficient to offset the current year taxes payable.

                          GLOBAL TRAVEL APARTMENTS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1998


11.    SUBSEQUENT EVENT

       Effective March 2, 1998, the Company's outstanding stock was acquired by Bridgestreet Accommodations Canada, Inc. (a wholly owned subsidiary of Bridgestreet Accommodations Inc.).

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited Pro Forma Consolidated Balance Sheet of BridgeStreet Accommodations, Inc. (the Company) as of December 31, 1997 is presented as if the acquisition of Global Travel Apartments, Inc. ("Global Travel") had been consummated as of December 31, 1997. The unaudited Pro Forma Consolidated Statement of Operations of the Company for the year ended December 31, 1997 is presented as if ( i ) the Company's initial public offering as of September 24, 1997 (the Offering) , ( ii) the acquisition of HAI Acquisition Corp. on March 31, 1997 ( iii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Dallas) on December 1, 1997, ( iv ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Phoenix) on December 1, 1997,
( v ) the acquisition of all the issued and outstanding capital stock of London Life Apartments, Limited on February 19, 1998, and, (vi) the acquisition of Global Travel had been consummated as of January 1, 1997. The pro forma information is not necessarily indicative of what actual financial position or results of operations of the Company would have been had such transactions been consummated as of the dates indicated, nor does it purport to represent the financial position or results of operations for future periods.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                        (UNAUDITED, AMOUNTS IN THOUSANDS)



                                                             Historical       London       Global Travel
                                                              Company    Life Acquisition   Acquisition     Pro Forma
                                                           ------------------------------------------------------------
                            ASSETS                             (A)           (B)            (C)
Current Assets:
     Cash and cash equivalents                                 $    8,922    $   (5,401)    $   (1,749)     $    1,772
     Trade accounts receivable, net                                 2,218              0            247          2,465
     Other current assets                                           2,316            493             76          2,885

                                                           ------------------------------------------------------------
             Total current assets                               $  13,456    $   (4,908)    $   (1,426)     $    7,122
                                                           ------------------------------------------------------------

Property, equipment and operating stock, net                        4,218             63            409          4,690
Goodwill, net of amortization                                      24,332          7,805          3,934         36,071
Other assets                                                          557              0              0            557

                                                           ============================================================
             Total assets                                       $  42,563     $    2,960     $    2,917      $  48,440
                                                           ============================================================

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Current maturities of long-term debt                              20              0             97            117
     Due to Stockholders and affiliates                               101              0              0            101
     Accounts payable and accrued expenses                          3,013            125            693          3,831
     Other current liabilities                                      1,149            985            350          2,484

                                                           ------------------------------------------------------------
             Total Current Liabilities                              4,283          1,110          1,140          6,533

Long-term debt, net of current maturities                              26              0            187            213
Deferred income taxes                                                 676              0              0            676


Stockholders' Equity:                                              37,578          1,850          1,590         41,018

                                                           ============================================================
               Total liabilities and stockholders' equity          42,563          2,960          2,917         48,440
                                                           ============================================================


See the accompanying notes to pro forma consolidated balance sheet.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                   (UNAUDITED)


(A) Represents the Company's audited historical balance sheet as of December 31, 1997 as reported in the Company's Form 10-K for the twelve month period then ended.


(B) Represents the pro forma adjustments to reflect the Company's acquisition of London Life Apartments, Limited ("London Life") on February 19, 1998, for $7.25 million consisting of $5.4 million in cash, funded from the proceeds of the Company's Offering and the issuance of 165,998 shares of Common Stock valued at $1.85 million. In connection with the acquisition the Company did not acquire the cash, accounts receivable, accounts payable and certain accrued liabilities of London Life.


(C) Represents the pro forma adjustments to reflect the Company's acquisition of Global Travel on March 2, 1998 for $3.7 million consisting of $2.1 million in cash and the issuance of 139,160 shares of the stock of a Canadian subsidiary that is exchangeable for an equal number of shares of the Company's Common Stock. The cash portion of the purchase price was funded from borrowings under the Company's revolving credit agreement. In connection with the acquisition the Company did not acquire certain property, land, mortgage payable or accrued expenses.

                        BRIDGESTREET ACCOMMODATIONS, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
            (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS




                                                   Historical                   All Other    Global Travel
                                                     Company      Offering    Acquisitions    Acquisition     Pro Forma
                                                -------------------------------------------------------------------------
                                                     (A)           (B)            (C)           (D)
Revenues                                               50,750              0        19,130          8,558         78,438
Operating Expenses:
    Cost of services                                   37,737              0        15,313          6,286         59,336
    Selling, general and administrative
      expenses                                          9,887              0         2,279          1,867         14,033
    Goodwill amortization                                 489              0           444            113          1,046
    Officers' stock compensation                        1,210              0             0              0          1,210
                                                -------------------------------------------------------------------------
       Total operating expenses                        49,323              0        18,036          8,266         75,625
                                                -------------------------------------------------------------------------
            Operating income                            1,427              0         1,094            292          2,813

            Other income, net                             398            120            29              0            547

            Income (loss) before provision              1,825            120         1,123            292          3,360
              (benefit) for income taxes
    Provision for income taxes                          1,371             48           554            162          2,135
                                                -------------------------------------------------------------------------
    Net income                                            454             72           569            130          1,225
                                                =========================================================================
    Net Income per share - basic and dilutive           $0.08                                                      $0.15
    Weighted average shares outstanding - basic         5,904                                                      8,169
    Weighted average shares outstanding - dilutive      5,930                                                      8,195



See the accompanying notes to pro forma consolidated statement of operations.

                        BRIDGESTREET ACCOMMODATIONS, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (UNAUDITED, AMOUNTS IN THOUSANDS)


(A) Represents the Company's audited historical consolidated statement of operations for the year ended December 31, 1997 as reported in the Company's Form 10-K for the twelve month period then ended.


(B) Represents pro forma adjustments to the Company's historical consolidated statement of operations for the year ended December 31, 1997 to reflect the assumed consummation of the Offering as of January 1, 1997. For additional information, please see pages F - 6 through F - 8 (historical and pro forma financial statements) of the Company's prospectus dated September 24, 1997 and the Company's annual report on Form 10-K for the year ended December 31, 1997.


(C) Represents pro forma adjustments to reflect the assumed consummation of the acquisitions of ( i ) HAI Acquisition Corp. on March 31, 1997 ( ii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Dallas) on December 1, 1997, ( iii ) the acquisition of certain assets of Accommodations by Apple, Inc. (ABA of Phoenix) on December 1, 1997 as of January 1, 1997, and (iv) the acquisition of all the issued and outstanding capital stock of London Life Apartments Limited on February 19, 1998. The pro forma adjustments include the following:


     1. Compensation of certain key executives of the acquired companies has been adjusted to reflect the compensation to be paid pursuant to employment agreements signed in connection with the acquisition.


     2.  Amortization of goodwill over 35 years.


     3. Provision of income taxes has been adjusted to reflect the Company's consolidated effective tax rate, after considering non-deductible goodwill amortization.


(D) Represents pro forma adjustments to reflect the assumed consummation of the acquisition of Global Travel on March 2, 1998 as of January 1, 1997. The pro forma adjustments include the following:

     1. Cost of services has been adjusted by $102 for unfavorable lease terms associated with rental properties.

     2. Compensation and perks to certain key executives has been adjusted by $65 to reflect the compensation to be paid pursuant to employment agreements signed in connection with the acquisition.


     3.  Amortization of goodwill over 35 years.


     4. Provision of income taxes has been adjusted to reflect the Company's consolidated effective tax rate, after considering non-deductible goodwill amortization.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused Amendment No. 1 to this report to be signed on its behalf by the undersigned hereunto duly authorized:


BRIDGESTREET ACCOMMODATIONS, INC.


By:
   ----------------------------------
    Mark D. Gagne, C.P.A.
    Chief Financial Officer



Date:  May 15, 1998